Exhibit 99.B(g)(2)

ELEVENTH AMENDMENT TO THE AMENDED AND RESTATED MULTI-TRUST CUSTODY AGREEMENT

THIS ELEVENTH AMENDMENT effective as of August 1, 2016, to the Amended and Restated Multi-Trust Custody Agreement, dated as of June 14, 2013 as amended September 10, 2013, December 10, 2013, April 1, 2014, July 7, 2014, December 9, 2014, February 2, 2015, June 22, 2015, August 29, 2015, March 31, 2016 and May 19, 2016 (the “Agreement”), is entered into by and between each of SEI INSTITUTIONAL MANAGED TRUST, a Massachusetts business trust (“SIMT’), SEI INSTITUTIONAL INVESTMENTS TRUST, a Massachusetts business trust (“SIIT”), SEI DAILY INCOME TRUST, a Massachusetts business trust (“SDIT”), SET ASSET ALLOCATION TRUST, a Massachusetts business trust (“SAAT”), SEI LIQUID ASSET TRUST, a Massachusetts business trust (“SLAT”), SEI TAX EXEMPT TRUST, a Massachusetts business trust (“STET”), SEI INSURANCE PRODUCTS TRUST, a Delaware statutory trust (“SIPT”), and NEW COVENANT FUNDS, a Delaware statutory trust (“NCF”) and the SEI CATHOLIC VALUES TRUST, (each a “Trust” and, collectively, the “Trusts”), severally and not jointly, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organised and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Article 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

(signatures on the following page)

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

SEI INSTITUTIONAL MANAGED TRUST
SEI INSTITUTIONAL INVESTMENTS TRUST
SET DAILY INCOME TRUST
SEI ASSET ALLOCATION TRUST
SET LIQUID ASSET TRUST		U.S. Bank National Association
SEI TAX EXEMPT TRUST
NEW COVENANT FUNDS		By:	/s/ Michael R. McVoy
SEI INSURANCE PRODUCTS TRUST
SEI CATHOLIC VALUES TRUST

By: /s/ Steven G. MacRae, on behalf of each of the above listed Trusts, severally and not jointly		Name:	Michael R. McVoy

Name:	Stephen G. MacRae	Title:	Senior Vice President

Title:	V.P.

Amended Exhibit B to the Amended and Restated Custody Agreement
Fee Schedule at August 1, 2016

Annual Fee:

Calculated monthly on the Average Market Value of each fund* (less tri-party repurchase agreement assets and RIC Money Markets) within each trust.

The Annual Fee is calculated on the total Average Market Value of all funds** listed in the Amended and Restated Multi-Trust Custody agreement dated June 14, 2013 and the SEI Liquidity Fund LP dated March 1, 2007.

[REDACTED]

“The Fund Administrator will provide the Average Market Value the purpose of calculating monthly fee invoices.

“ The SAAT and SIPT Trusts and the New Covenant Funds Trust Balanced Income and Balanced Growth Funds’ money market assets are excluded from the Annual Fee calculation.

Security Lending Transaction Fees:

[REDACTED]

[REDACTED]

Portfolio Transaction Fees:

[REDACTED]

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A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

No charge for the initial conversion free receipt.

[REDACTED]

For the SAAT and SIPT Trust — Fund of Funds

[REDACTED]

[REDACTED]

Amended Exhibit B

Additional Global Sub-Custodial Services Annual Fee Schedule at August 1, 2016

[Table Redacted]

Safekeeping and transaction fees am assessed on security and currency transactions

Annual Base Fee -A monthly base charge per Fund will apply based on the number of foreign securities held. If no global securities are held within a given month, the base charge will not apply for that month.

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•             Euroclear — Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

•                                          For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Tax Reclamation Services: [REDACTED]

General

Out of Pocket Expenses - Include but not limited to:

Expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

•                  Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, negative Interest charges, overdraft charges, stock exchange fees, foreign exchange transactions, postage and Insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services, and other shareholder communications, recurring administration fees or other expenses which are unique to a country In which the client or its clients is investing will be passed along as incurred.

A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

SWIFT reporting and message fees. Fees are billed monthly